UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2006

AIRSPAN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 105, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As discussed below under Item 5.02, effective July 28, 2006, the Board of Directors of Airspan Networks, Inc. (the “Company”) appointed Ms. Julianne M. Biagini to the Company’s Board of Directors and Audit Committee.

In connection with Ms. Biagini’s appointment to the Board of Directors and the Audit Committee, the Company entered into a compensation agreement with Ms. Biagini pursuant to which Ms. Biagini is entitled to receive the standard compensation paid by the Company to each of the Company’s non-employee directors.

A summary of the Company’s non-employee director compensation plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 28, 2006, the Board of Directors of the Company appointed a new member to the Company’s Board of Directors, Audit Committee and Governance and Nominating Committee.

Ms. Biagini has been employed by Endwave Corporation since 1994, is currently an Executive Vice President, and served five years as Chief Financial Officer from May 2001 through April 2006. Endwave is a publicly traded company that designs, manufactures, and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems.  From 1992 until 1994, Ms. Biagini was the manager of Accounting and Tax at Exponent, Inc., an engineering and scientific consulting firm. Prior to 1992, Ms. Biagini worked at KPMG as a tax specialist. Ms. Biagini serves as a member of the Board of Directors of the American Electronics Association and is chairperson of the Silicon Valley/Northern California Council. Ms. Biagini is a registered C.P.A. in the state of California with a B.S. in business administration from San Jose State University and an M.B.A. from Santa Clara University.

The addition of Ms. Biagini brings the Board’s membership to eight and the Audit Committee’s membership to three. There are no arrangements or understandings pursuant to which Ms. Biagini was selected as a director.

The Company believes that, with the appointment of Ms. Biagini to the Company’s Audit Committee, the Company has regained compliance with the Nasdaq’s audit committee composition requirements for continued listing as set forth in Nasdaq Marketplace Rule 4350. Pursuant to Nasdaq Marketplace Rule 4350(d), the Company’s Audit Committee is required to be comprised of at least three members, at least one of which is financially sophisticated.

Item 8.01 Other Events

On June 9 2006, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Alastair Westgarth, the Company’s new Chief Technology Officer. Pursuant to the terms of the Employment Agreement, Mr. Westgarth’s base salary will be $260,000, subject to annual review and adjustment, and he was granted options to purchase 200,000 shares of the Company’s common stock and 40,000 shares of the Company’s time based restricted stock. The Company also agreed to pay Mr. Westgarth a signing bonus of $10,000 provided that he continued to be employed by the Company for two months following the commencement of his employment with the Company. In the event the Company terminates Mr. Westgarth’s employment without cause, Mr. Westgarth is entitled to a severance payment in the amount of three months of his base salary at the time of termination.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Written Summary of the Company’s Non-Employee Director Compensation Plan

99.1 Press Release dated July 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2006

AIRSPAN NETWORKS, INC

By:	/s/ Peter Aronstam
Peter Aronstam
Senior Vice President and Chief Financial Officer